Exhibit 10.41

SECURITIES PURCHASE AGREEMENT

by and among

SOLOMON TECHNOLOGIES, INC.,

INTEGRATED POWER SYSTEMS LLC,

POWER DESIGNS INC.,

THE VANTAGE PARTNERS LLC,

TECHNIPOWER LLC,

and the other parties listed on the signature pages hereto

Dated as of August 17, 2006

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 17, 2006, by and among SOLOMON TECHNOLOGIES, INC., a Delaware corporation (the “Purchaser”), INTEGRATED POWER SYSTEMS LLC, a Delaware limited liability company (“IPS”), POWER DESIGNS INC., a Delaware corporation (“PDI”), THE VANTAGE PARTNERS LLC, a Connecticut limited liability company (“Vantage”; together with IPS and PDI, the “Regular Unit Holders”), ANTHONY F. INTINO, II, a resident of Wethersfield, Connecticut (“Intino”), ALLISON E. BERTORELLI, a resident of Farmington, Connecticut (“Bertorelli”) and MARIANO MORAN, a resident of Danbury, Connecticut (“Moran”, and together with Intino and Bertorelli, the “CAU Holders”); the Regular Unit Holders and the CAU Holders are collectively referred to as the “Members” and each individually, a “Member”), each of the holders of Warrants (as defined below) listed on the signature pages hereto (the “Warrantholders” and each individually, a “Warrantholder”; the Members, together with the Warrantholders, are sometimes referred to herein as “Sellers” and each individually, a “Seller”) and TECHNIPOWER LLC, a Delaware limited liability company (the “Company”).

WITNESSETH :

WHEREAS, the Members own 100% of the issued and outstanding membership units consisting of Regular Units (“Regular Units”) and Capital Appreciation Units (“CAUs”; together with the Regular Units, collectively the “Membership Interests”) of the Company;

WHEREAS, the Warrantholders own warrants to acquire Regular Units of the Company (the “Warrants”) in varying amounts;

WHEREAS, the Company is in the power supply business (the “Business”);

WHEREAS, the Members wish to sell, and the Purchaser wishes to purchase, all of the Purchased Interests (as defined in Section 1.1) representing 100% of the issued and outstanding Membership Interests, subject to the terms and conditions contained in this Agreement; and

WHEREAS, the Warrantholders wish to sell, and the Purchaser wishes to purchase, all of the Purchased Warrants (as defined in Section 1.2), subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF PURCHASED INTERESTS AND WARRANTS

Section 1.1 Purchase and Sale of the Purchased Interests Subject to the terms and conditions of this Agreement, immediately following the purchase and sale of the Purchased Warrants as provided in Section 1.2 below, each Member agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as defined in Section 2.4 below), and the Purchaser agrees to purchase from each Member on the Closing Date, the number of Membership Interests set forth opposite its name on Annex A of this Agreement (collectively, the “Purchased Interests”). All certificates representing the Purchased Interests shall be duly endorsed by the Member transferring the same, with all necessary transfer tax and other revenue stamps, if any, acquired at the Member’s expense, affixed and cancelled.

Section 1.2 Purchase and Sale of the Purchased Warrants. Subject to the terms and conditions of this Agreement, immediately prior to the purchase and sale of the Purchased Interests as provided in Section 1.1 above, each Warrantholder agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date, and the Purchaser agrees to purchase from each Warrantholder on the Closing Date, the number of Warrants set forth opposite its name on Annex A of this Agreement and all rights attendant thereto (collectively, the “Purchased Warrants”). Immediately upon such purchase and sale of the Purchased Warrants, those Warrants shall be cancelled, and all instruments representing the Purchased Warrants shall terminate and be deemed null and void.

ARTICLE II

PURCHASE PRICE AND CLOSING

Section 2.1 Purchase Price. In full consideration for the purchase of the Purchased Interests and the Purchased Warrants by the Purchaser, the purchase price (the “Purchase Price”) shall be calculated and paid by the Purchaser to the Sellers, allocated among such Sellers in the manner described on Annex A and in this Article II, as follows:

2.1.1  Payments.

(i) [INTENTIONALLY OMITTED].

(ii) Closing Stock Payment. Subject to Section 2.2 below, within 5 business days following the Closing, the Purchaser shall deliver (x) that number of Purchaser’s shares of common stock, par value $0.001 per share (“STI Common Stock”), having an aggregate market value based on the Current Market Price (as defined in Section 2.2) as of the Closing Date equal to $2,900,000 and (y) that number of Purchaser’s shares of Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”, together with the STI Common Stock, the “STI Stock”, the Series C Preferred Stock having the rights and privileges specified in the Series C Certificate of Designations attached hereto as Exhibit A (the “Series C Certificate of Designations”)), equal to the result of dividing $3,000,000 by the Current Market Price as of the Closing Date for the STI Common Stock (the payments of STI Stock pursuant to (x) and (y) being referred to as the “Stock Payment”). At the Closing, all of the Series C Preferred Stock and 75% of the STI Common Stock included in the Stock Payment shall be paid out to the Sellers in accordance with Annex A (the “Closing Stock Payment”). The remainder of the Stock Payment (the “Escrow Amount”) shall be deposited with an escrow agent (the “Escrow Agent”) pursuant to the Escrow Agreement (as defined in Section 5.4).

(iii) Working Capital Adjustment. If the Closing Date Working Capital, as finally determined pursuant to the procedures set forth in Section 2.1.3, is less than the Target Working Capital, but greater than or equal to the Minimum Working Capital, no adjustment to purchase price will be made under this Section 2.1.1(iii). If the Closing Date Working Capital, as finally determined pursuant to the procedures set forth in Section 2.1.3, is less than the Minimum Working Capital, within five business days after the Closing Date Working Capital and any adjustments thereto shall have become binding on the parties pursuant to the procedures set forth in Section 2.1.3, the Sellers, through the Sellers’ Representative (as defined in Section 9.15) or otherwise, shall pay the Purchaser the difference between the Minimum Working Capital and the Closing Date Working Capital in accordance with Section 2.2.4. If the Closing Date Working Capital, as finally determined pursuant to the procedures set forth in Section 2.1.3, is more than the Target Working Capital, within five business days after the Closing Date Working Capital and any adjustments thereto shall have become binding on the parties pursuant to the procedures set forth in Section 2.1.3, the Purchaser shall pay the Sellers the difference between the Target Working Capital and the Closing Date Working Capital in accordance with Section 2.2.3. Any amount paid pursuant to this Section 2.1.1(iii) shall be referred to as the “Working Capital Payment”.

2.1.2 Certain Definitions.

(i) “Working Capital” shall mean the cash and/or other current assets of the Company which are realizable in one year or less (the “Current Assets”), reduced by the current liabilities of the Company which are payable in one year or less together with (without duplication) any liabilities under the Company’s senior credit line with Citizens’ Bank (the “Current Liabilities”), calculated in accordance with GAAP (as defined in Section 2.1.3).

(ii) “Target Working Capital” shall mean $1,502,083.00.

(iii) “Minimum Working Capital” shall mean $1,252,083.00

(iv) “Closing Date Working Capital” shall mean the Working Capital as of the Closing Date; provided, however, that inventory included within the Current Assets shall be valued at book value using the same methodology as the Company used in the preparation of its Balance Sheet (as defined in Section 3.4).

2.1.3 Accounting Procedures.

(i) As soon as practicable after the Closing Date, but in no event later than 60 days after the independent accounting firm then auditing the books of the Purchaser (the “Accountants”), shall have received from the Company all information, books and records reasonably requested by them in order to make the Closing Date Working Capital calculation described in Section 2.1.1(iii) above, the Purchaser shall cause the Accountants to prepare an audited balance sheet of the Company as of the Closing Date, prepared in accordance with generally accepted accounting principles (“GAAP”), together with a statement setting forth the Closing Date Working Capital as of the Closing Date and all adjustments to the balance sheet required to make the calculation of Closing Date Working Capital (the “Special Determination” and such balance sheet referred to as the “Closing Date Balance Sheet”). If the Sellers’ Representative does not agree that the Special Determination correctly states the amount of Closing Date Working Capital, the Sellers’ Representative shall promptly (but not later than 45 days after the delivery of the Special Determination) give written notice to the Purchaser of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Sellers’ Representative and the Purchaser reconcile their differences, the Closing Date Working Capital calculation shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto. If the Sellers’ Representative and the Purchaser are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to the Purchaser, the items in dispute shall be submitted to a mutually acceptable accounting firm (the “Independent Auditors”) for final determination, and the Closing Date Working Capital calculation shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 30 days (or such longer period as the Sellers’ Representative and the Purchaser may agree) to resolve all items in dispute. If the Sellers’ Representative does not give notice of any exception within 45 days after the delivery of the Closing Date Working Capital calculation or if the Sellers’ Representative gives written notification of its acceptance of the Closing Date Working Capital calculation prior to the end of such 45 day period, the Closing Date Working Capital calculation set forth in the Special Determination shall thereupon become binding, final and conclusive upon all of the parties hereto.

(ii) In the event the Independent Auditors are for any reason unable or unwilling to perform the services required of them under this Section, then the Purchaser and the Sellers’ Representative shall agree to select another accounting firm to perform the services to be performed under this Section 2.1.3 by the Independent Auditors. For purposes of this Section 2.1, the term “Independent Auditors” shall include such other accounting firm chosen in accordance with this clause (ii).

2.1.4 Examination of Books and Records The books and records of the Company and the Purchaser shall be made available during normal business hours upon reasonable advance notice at the principal office of the Purchaser, to the parties, the Accountants and the Independent Auditors to the extent required to determine the calculations required under Section 2.1.

Section 2.2 Payment of the Purchase Price The Purchase Price shall be paid as follows:

2.2.1 [INTENTIONALLY OMITTED]

2.2.2 Stock Payment. Within 5 business days following the Closing, the Stock Payment shall be made, in accordance with Section 2.2.3 below, in STI Common Stock having an aggregate value of $2,900,000 based on the Current Market Price (as defined below) as of the Closing Date and in a number of shares of Series C Preferred Stock equal to the result of dividing $3,000,000 by the Current Market Price as of the Closing Date for the STI Common Stock and paid out as provided in accordance with Section 2.1.1(ii) and Annex A. The shares of STI Stock allocated to each Seller shall be rounded up or down to the nearest whole share. Prior to the Purchaser’s delivery to any Seller of any Purchase Price payment in shares of STI Stock, such Seller shall be required to deliver an Investment Representation Certificate (as defined in Section 5.7). For purposes of this Agreement, “Current Market Price” shall mean, with respect to any date, the average of the daily closing bid prices of the STI Common Stock reported on the OTC Bulletin Board for each trading day during the period commencing 30 trading days before such date and ending on the last trading date prior to the applicable reference date; provided, however, the Current Market Price as of the Closing Date shall be $0.65 per share. The Working Capital Payment, if any, and any additional amount paid pursuant to Section 2.3 shall be deemed to include imputed interest to the extent required by the Internal Revenue Code of 1986, as amended (the “Code”).

2.2.3 Delivery. The identity, address and ABA routing number of the bank, and account number and name of the account of Pepe & Hazard LLP is set forth on Annex B. By their execution and delivery of this Agreement, the Sellers direct the Purchaser (i) to make payment of the Working Capital Payment to the account of Pepe & Hazard LLP on behalf of the Sellers, (ii) to deliver the certificates representing the Closing Stock Payment in the names of the Sellers to Pepe & Hazard LLP and (iii) to deliver the certificates representing the Escrow Amount to the account of Escrow Agent.

2.2.4 Working Capital Payment.

(i)
To the Sellers. In the event that the Working Capital Payment is payable to the Sellers it shall be paid to the Sellers in cash in accordance with the provisions of Section 2.2.3 within ten (10) days after it is finally determined.

(ii)
To Purchaser. In the event that the Working Capital Payment is payable to the Purchaser it shall be paid to the Purchaser by the Escrow Agent from the Escrow Amount in accordance with the terms of the Escrow Agreement and this subsection within ten (10) days after it is finally determined. The number of shares of STI Common Stock to be returned to the Purchaser out of the escrow shall be based on the Current Market Price of the STI Common Stock as of the date the Closing Date Working Capital is finally determined in accordance with Section 2.1.

Section 2.3 Stock Payment Adjustment. (a) In respect of any shares of STI Common Stock that are held as of the first anniversary of the Closing Date by any Seller or are then being held by the Escrow Agent on behalf of a Seller (collectively with respect to such Seller, “Retained Shares”), if the Current Market Price of the STI Common Stock as of the first anniversary of the Closing Date (the “Post-Closing Stock Price”) is less than the Current Market Price as of the Closing Date (the “Closing Stock Price”), and such difference represents more than 5% of the Closing Stock Price (the “Stock Adjustment Threshold”), the Purchaser shall either, at its option:

(i) issue additional shares of STI Common Stock (the “Additional Shares”) equal to the number determined by (x) multiplying (1) the Closing Stock Price by (2) the number of Retained Shares, then (y) dividing the result in (x) by the Post-Closing Stock Price and (z) subtracting from such amount the number of Retained Shares; or

(ii) in lieu of issuance of the Additional Shares, pay an amount in cash equal to the result of (x) the number of Additional Shares multiplied by (y) the Post-Closing Stock Price.

(b)  If the Stock Adjustment Threshold described in Section 2.3(a) is not met, no payment or issuance of Additional Shares shall be required hereunder.

(c) The provisions of Section 2.3(a) shall be appropriately adjusted in the event of a stock split, stock combination or stock dividend occurring prior to the first anniversary of the Closing Date.

Section 2.4 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at 10:00 A.M. on the date hereof, at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019 or at such other time and place as the Purchaser and the Sellers’ Representative may otherwise agree, or by the exchange of documents and instruments by mail, courier, e-mail, telecopy and wire transfer to the extent mutually acceptable to the Purchaser and the Sellers’ Representative (such date is herein referred to as the "Closing Date"). The Closing is effective as of 11:59 PM as of the Closing Date.

ARTICLE III

REPRESENTATIONS OF THE SELLERS

A. Each of the Sellers severally represents, warrants and agrees to and with the Purchaser as follows:

Section 3.1 Execution and Validity of Agreements; Restrictive Documents; Approvals and Consents.

3.1.1 Execution and Validity. Such Seller has the full legal right and capacity to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. If such Seller is an entity, the execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate or company action on behalf of such Seller.

3.1.2 Ownership. Such Seller is the true and lawful owner of the Purchased Interests and/or Purchased Warrants set forth opposite its name in Annex A to this Agreement and such ownership is free and clear of all mortgages, liens, security interests, pledges, encumbrances, claims, charges and restrictions of any kind or character (“Liens”). If such Seller is selling Purchased Interests, all of such Purchased Interests have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

3.1.3 No Options. Except as disclosed on Schedule 3.1.3, there are no outstanding subscriptions, options, rights, warrants, calls, commitments or arrangements of any kind to acquire any of the Purchased Interests or Purchased Warrants owned by such Seller and there are no agreements or understandings with respect to the sale or transfer of such Purchased Interests or Purchased Warrants.

3.1.4 No Restrictions. There is no action, suit, claim, or proceeding at law or in equity, on any arbitration or administrative or other proceeding, or any investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a “Governmental or Regulatory Authority”), and no legal, administrative or arbitration proceeding pending or, to such Seller’s Knowledge, threatened against such Seller or any of such Seller’s properties, rights or assets, with respect to the execution, delivery or performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by such Seller in connection with the transactions contemplated hereby.

3.1.5 Non-Contravention, Approvals and Consents. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) result in the violation by such Seller of any statute, law, rule, regulation or ordinance (collectively, “Laws”), or any judgment, decree, order, writ, permit or license (collectively, “Orders”), of any Governmental or Regulatory Authority applicable to such Seller or any of its assets or properties, or (b) if the consents and notices set forth in Schedule 3.1.6 are obtained or given, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, require such Seller (except as set forth in Schedule 3.1.6) to obtain any consent, approval or action of, make any filing with or give any notice to any Person pursuant to, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Liens upon any of the assets or properties of such Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, “Instruments”) to which such Seller is a party or by which such Seller or any of its assets or properties is bound.

3.1.6 Approvals and Consents. Except as set forth on Schedule 3.1.6, no consent, approval, authorization or action of, registration or filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which such Seller is a party or its assets or properties are bound in connection with the execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder or the consummation of the transactions contemplated hereby.

B. The Company represents, warrants and agrees to and with the Purchaser as follows:

Section 3.2 Existence and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with the full limited liability company power and authority to own and operate its properties and to conduct its business all as and in the places where such properties are now owned or operated or such business is now being conducted. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions set forth on Schedule 3.2, which are the only jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

Section 3.3 Subsidiaries and Investments.

3.3.1 Subsidiaries and Investments. Except as set forth in Schedule 3.3.1, the Company does not own any capital stock or other equity or owner-ship or proprietary interest in any corporation, limited liability company, association, trust, joint venture or other entity.

3.3.2 Equity Interests. The Members collectively own of record and beneficially have valid title to 100% of the Regular Units and CAUs of the Company in the amounts set forth on Schedule 3.3.2. Schedule 3.3.2 sets forth: (i) the number of authorized Regular Units and CAUs of the Company; and (ii) the ownership of all issued and outstanding Regular Units and CAUs of the Company. All such Regular Units and CAUs have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights of members of the Company. No other units of or other equity interests in the Company are authorized or outstanding. Except as set forth on Schedule 3.3.2, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character (collectively, “Options”) providing for the purchase, issuance or sale of any equity interests in the Company. Each of the Purchased Warrants have been duly authorized and validly issued and each certificate in respect thereof represents as of the Closing Date the right to purchase the number of Regular Units set forth opposite the Warrantholders’ name on Annex A hereto at the exercise price set forth above such Warrant.

Section 3.4 Financial Statements. Schedule 3.4(A) sets forth the following financial statements of the Company: (A) an unaudited internally prepared balance sheet of the Company as of December 31, 2005 and the related audited statements of income and cash flows for the twelve months then ended; and (B) an unaudited internally prepared balance sheet of the Company as of June 30, 2006 (the “Balance Sheet Date”) and the related unaudited statements of income and cash flows for the six months then ended (the unaudited balance of the Company as of June 30, 2006, including the footnotes thereto, is hereinafter referred to as the “Balance Sheet”). Such financial statements, including the footnotes thereto, have been prepared in accordance with GAAP consistently applied throughout the period indicated; provided, however, inventory has been reported on a consistent basis from period to period during the Company’s existence in accordance with the Company’s good faith belief as to value, which is not necessarily consistent with GAAP. Such balance sheets fairly present the financial condition of the Company at the respective dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of the Company, fixed or contingent, as at the respective dates thereof, required to be shown thereon under GAAP, and the related statements of income and cash flows fairly present the results of operations of the Company for the respective periods indicated, subject to in the case of interim financial statements, to normal recurring year end adjustments described on Schedule 3.4(B).

Section 3.5 Books and Records. Except as set forth on Schedule 3.5, all accounts, books, ledgers and official and other records material to the business of the Company maintained by or on behalf of the Company of whatsoever kind have been properly and accurately kept and com-pleted in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Schedule 3.5, the Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and possession of the Company.

Section 3.6 Tangible Personal Property; Encumbrances. The Company has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use, all the material properties and assets owned or used by it (personal, tangible and intangible), including, without limitation (a) all the properties and assets reflected in the Balance Sheet, and (b) all the properties and assets purchased or otherwise contracted for by the Company since the Balance Sheet Date (except for properties and assets reflected in the Balance Sheet or acquired or otherwise contracted for since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all Liens, except for Liens set forth on Schedule 3.6. The property, plant and equipment owned or otherwise contracted for by the Company is in a state of good maintenance and repair and is adequate and suitable in all material respects for the purposes for which they are presently being used.

Section 3.7 Real Property.

3.7.1 Owned Real Property. The Company does not own a freehold interest in any real property or any option or right of first refusal or first offer to acquire real property.

3.7.2  Leased Real Property. Schedule 3.7.2 sets forth an accurate and complete list of all leases and subleases of real property to which the Company is a party (as lessee, lessor, sublessee or sublessor), including, without limitation, leases which the Company has either subleased or assigned to a third party and as to which the Company remains liable (such leases and subleases are collectively referred to as the “Real Property Leases”). Each Real Property Lease set forth on Schedule 3.7.2 (or required to be set forth on Schedule 3.7.2) is valid, binding and in full force and effect; all rents and additional rents and other sums, expenses and charges due on each such lease have been paid; and the lessee has been in peaceable possession since the commencement of its original possession under such lease and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor. Except as set forth in Schedule 3.7.2, there exists no default or event of default by the Company or, to the Knowledge of the Company, by any other party to such Real Property Lease, or occurrence, condition or act (including the purchase of the Purchased Interests and Purchased Warrants hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company under such Real Property Lease, and there are no outstanding claims of breach or indemnification or notice of default or termination of any Real Property Lease. The real property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used, and to the Knowledge of the Company, there are no material repair or restoration works likely to be required in connection with any of the leased real properties. Except as set forth on Schedule 3.7.2, the Company is in physical possession and actual and exclusive occupation of the whole of each of its leased properties. The Company does not owe any brokerage commission with respect to any Real Property Leases.

Section 3.8 Contracts. Schedule 3.8 hereto sets forth an accurate and complete list of the following agreements to which the Company is a party (and any amendments, modifications or supplements thereto, whether oral or written): (a) all Plans (as such term is defined in Section 3.19); (b) any personal property lease with a fixed annual rental of $10,000 or more; (c) any contract relating to capital expenditures which involves payments of $25,000 or more in any single or series of related transactions; (d) any loan or advance to, or investment in, any other Person (as defined in Section 9.3), or commitments for any of the same, in an amount exceeding $10,000 or any contract relating to the making of any such loan, advance or investment; (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person in an amount exceeding $10,000 (other than the endorsement of negotiable instruments for collection in the ordinary course of business); (f) any instrument or arrangement evidencing or related in any way to indebtedness for borrowed money or money to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, conditional sale, purchase or otherwise; (g) any management service, employment, consulting or any other similar type of contract or agreement relating to services to be provided to the Company which is not cancelable by the Company without penalty or other financial obligation within 30 days; (h) any contract limiting the Company’s freedom to engage in any line of business or to compete with any other Person, including agreements limiting the Company’s ability to take on competitive accounts after the termination thereof; (i) any contract (not covered by another subsection of this Section 3.8) which involves $25,000 or more over the unexpired term thereof and is not cancelable by the Company without penalty or other financial obligation within 30 days; (j) any collective bargaining agreement; (k) any contract with any of the Company’s officers, directors or managers or the Sellers (including, without limitation, indemnification agreements); (l) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with customers entered into in the ordinary course of business); (m) any licensing or franchise agreement (other than shrink-wrap license agreements for “off-the-shelf” third party computer software not included within the Company’s products or services); (n) any agreement with a customer which generates annual revenues of $25,000 or more; and (o) any joint venture agreement involving a sharing of profits not covered by (a) through (n) above. Each contract set forth on Schedule 3.8 (or required to be set forth on Schedule 3.8) is in full force and effect, and there exists no default or event of default by the Company or, to the Knowledge of the Company, by any other Person, or occurrence, condition, or act (including the purchase of the Purchased Interests hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Company, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such contracts.

Section 3.9 Non-Contravention; Approvals and Consents.

3.9.1 Non-Contravention. The execution, delivery and performance by the Sellers of their obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the charter documents (or other comparable documents) of the Company, or (b) result in the violation by the Company of any Laws or Orders of any Governmental or Regulatory Authority applicable to the Company or any of its assets or properties, or (c) if the consents and notices set forth in Schedule 3.9.2 are obtained or given, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under or (except as set forth in Schedule 3.9.2) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person pursuant to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company under, any of the terms, conditions or provisions of any Instruments to which the Company is a party or by which the Company or any of its assets or properties is bound.

3.9.2 Approvals and Consents. Except as set forth on Schedule 3.9.2, no consent, approval, authorization or action of, registration or filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Company is a party or by which its assets or properties are bound in connection with the execution and delivery of this Agreement by the Sellers, the performance by the Sellers of their obligations hereunder or the consummation of the transactions contemplated hereby.

Section 3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit, claim, investigation or proceeding, at law or in equity, or any arbitration or administrative or other proceeding, by or before any Governmental or Regulatory Authority, pending or, to the Knowledge of the Company, threatened, against the Company or any of the Sellers with respect to the execution, delivery or performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by the Company or any of the Sellers in connection with the transactions contemplated hereby or against or affecting the Company or its properties, rights or assets; and to the Knowledge of the Company, no act, fact, circumstance, event or condition occurred or exists which is a basis for any such action, suit, claim, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any action, suit, claim, proceeding or investigation.

Section 3.11 Taxes. The Company has timely filed, or caused to be filed (taking into account any valid extensions of due dates), completely and accurately, all federal, state, local and foreign tax or information returns (including estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed by the Company with respect to income, accumulated earnings, franchise, capital stock, employees’ income withholding, back-up withholding, withholding on payments to foreign persons, social security, unemployment, disability, real property, personal property, sales, use, excise, transfer and other taxes (including interest, penalties or additions to tax in respect of the foregoing) whether disputed or not (all of the foregoing collectively referred to as “Taxes”). All Taxes shown on said returns to be due and all other Taxes due and owing (whether or not shown on any return) have been paid in full and all additional assessments received prior to the Closing Date have been paid in full or are being contested in good faith, in which case, such contested assessments are set forth on Schedule 3.11. The amount set up as an accrual for Taxes on the Balance Sheet is sufficient for the payment of all unpaid Taxes of the Company, whether or not disputed, for all periods ended on and prior to the date thereof. Since the Balance Sheet Date, the Company has not incurred any liabilities for Taxes other than in the ordinary course of business. The Company has delivered to the Purchaser correct and complete copies of all federal and state income tax returns filed with respect to the Company for all taxable periods beginning on or after January 1, 2001. Except as set forth on Schedule 3.11, none of the federal, state or local tax returns of the Company (or the Members with respect to any items of income or gain) has ever been audited by the Internal Revenue Service or any other Governmental or Regulatory Authority. No examination of any return of the Company is currently in progress, and the Company has not received notice of any proposed audit or examination. No deficiency in the payment of Taxes by the Company for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. The Company has not made an election under Section 338 of the Code. The Company has not entered into any agreement, waiver or other arrangement providing for any extension of time with respect to the assessment or collection of any Taxes. The Company has not been a member of an affiliated group filing consolidated federal income tax returns nor has it been included in any combined consolidated or unitary state or local income tax return. The Company is not a party to any tax allocation or tax sharing agreement nor does it have any contractual obligation to indemnify any other person with respect to Taxes. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code within the period specified in Section 897(c)(1)(A)(ii) of the Code. The Company will not be required as a result of a change in accounting method for any period ending on or before the Closing Date or as a result of the transactions contemplated herein to include any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign income tax law) in income for any period ending after the Closing Date. Neither the Purchaser nor the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iii) prepaid amount received on or prior to the Closing Date.

Section 3.12 Liabilities. Except as set forth in the Balance Sheet or referred to in the footnotes thereto, the Company does not have any outstanding claims, liabilities, obligations or indebtedness of any nature whatsoever (collectively “Liabilities”), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) Liabilities specifically disclosed in Schedule 3.12 hereto; (ii) Liabilities under contracts, purchase orders and other agreements, arrangements and commitments of the type required to be disclosed by the Company on any Schedule and so disclosed or which because of the dollar amount or other qualifications are not required to be listed on such Schedule; and (iii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice not involving borrowings by the Company. Schedule 3.8 sets forth a list of all current arrangements of the Company for borrowed money and all outstanding balances as of the Closing Date with respect thereto. The Company is not in default in respect of the terms or conditions of any borrowings.

Section 3.13 Insurance. Schedule 3.13 contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief description of the interests insured thereby) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees). Each insurance policy listed on Schedule 3.13 that relates to a Plan to be assumed by the Purchaser (“Assumed Policies”), is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation, termination or default in respect of any such policy. Neither the Company nor, to the Knowledge of the Company, the Person to whom such policy has been issued, has received notice that any insurer under any Assumed Policies is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Except as set forth on Schedule 3.13, within the last two years the Company has not filed for any claims exceeding $25,000 against any Assumed Policies, exclusive of automobile and health insurance policies. None of the Assumed Policies shall lapse or terminate by reason of the transactions contemplated by this Agreement and all such policies shall continue in effect after the Closing Date for the benefit of the Purchaser. The Company has not received any notice of cancellation of any Assumed Policy. The Company has not received written notice from any of its insurance carriers that the premiums in respect of any Assumed Policy will be materially increased in the future. The Company has not been refused any insurance or required to pay higher than normal or customary premiums, nor has its coverage been limited by any insurance carrier to which it has applied for insurance during the last three years.

Section 3.14 Intellectual Properties. Schedule 3.14 hereto contains an accurate and complete list of (a) all patents, patent applications, registered trademarks, applications for registered trademarks, registered service marks, applications for registered service marks, logos, registered copyrights, applications for registered copyrights and Internet domain names which are used in connection with the operation of the Company and (b) all unregistered trademarks, service marks and copyrights which are used in connection with the operation of the Company and (c) all agreements under which any Person has granted a license for any Intellectual Property to the Company (other than license agreements for “off the shelf” third party computer software not included within the Company’s products or services). The Company has all right, title and interest in, has a valid and binding license to use, or has the requisite permission and authority to use all Intellectual Property used in the conduct of its business. No claim of infringement or misappropriation of Intellectual Property is or has been pending or, to the Knowledge of the Company, threatened against the Company and, to the Knowledge of the Company, the Company is not infringing or misappropriating any Intellectual Property of any Person. Except as provided in Schedule 3.14, the Company has not expressly granted any license, franchise or permit in effect on the date hereof to any Person to use any of the trade names or any of the trademarks owned by it. As used in this Agreement, the term “Intellectual Property” means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, service names and service name rights, copyright and copyright rights, trade secrets and trade secret rights, rights of privacy and publicity, and other proprietary intellectual property and personal rights and all pending applications for and registrations of any of the foregoing.

Section 3.15 Compliance with Laws; Permits

3.15.1 Compliance. The Company is, and the Business has been conducted, in compliance with all applicable Laws and Orders including without limitation, (a) all Laws and Orders promulgated by any Governmental or Regulatory Authority, except as would not reasonably be expected to have a Material Adverse Effect (as defined below) (exclusive of Environmental Laws and Orders (as defined in Section 3.15.3(c)(ii)); and (b) all Laws and Orders relating to labor, civil rights, and occupational safety and health laws, worker’s compensation, employment and wages, hours and vacations, or pay equity. The Company has not been charged with, and, to the Knowledge of the Company, has not been threatened with and is not under any investigation with respect to, any charge concerning any violation of any Laws or Orders (exclusive of Environmental Laws and Orders. For purposes of this Agreement, “Material Adverse Effect” shall mean any material and adverse effect on the assets, liabilities, results of operations, business, prospects or condition, financial or otherwise, of the Company or the Business.

3.15.2 Permits. The Company has all licenses and permits and other governmental certificates, authorizations and approvals (collectively, “Permits”) required by a Governmental or Regulatory Authority for the operation of the Business and the use of its properties as presently operated or used, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. All such Permits are set forth on Schedule 3.15.2. All of the Permits are in full force and effect and no action or claim is pending, nor, to the Knowledge of the Company, threatened, to revoke or terminate any of such Permits or declare any such Permits invalid in any material respect.

3.15.3 Environmental Protection.

(a) Compliance. The Company is in compliance with all applicable Environmental Laws and Orders and has operated its business in compliance with all Environmental Laws and Orders. Except as set forth on Schedule 3.15.3, the Company has not received any communication from any Governmental or Regulatory Authority that alleges that the Company is not in compliance with applicable Environmental Laws and Orders. The Company does not have any liability under any existing Environmental Law and Order and has not been issued any order, Notice of Violation or compliance order or any other form of communication from any federal, state or local agency establishing any obligation to remedy any Environmental Condition (as defined in Section 3.15.3(c)(v) below). There exists no Environmental Condition with respect to the business currently or previously operated by the Company, or to the Knowledge of the Company, with respect to any property leased by the Company pursuant to the Real Property Leases (the “Leased Real Property”). All operations at the facility involving any Hazardous Material have been conducted in compliance with all applicable Environmental Laws and Orders. To the Knowledge of the Company, no Hazardous Material has migrated from other properties upon, about, or beneath the Leased Real Property. The Company and its predecessors have not received (i) any request for information, notice, demand letter or notice of a legal proceeding, or is subject to a pending or ongoing investigation, with respect to any Environmental Condition relating to any of the Leased Real Property, or any facilities or operations thereon or (ii) any notice under the citizen suit or contribution provision of any Environmental Law and Order in connection with any of the Leased Real Property, or any facilities or operations thereon. The Company has delivered to the Purchaser all documents and records in possession or control of the Company or any of its affiliates concerning Environmental Conditions at the Leased Real Property, or any facilities or operations thereon, whether generated by the Company or any other Person, including without limitation environmental audits, environmental risk assessments or site assessments of any of the Leased Real Property and/or any adjacent property or any property in the vicinity of any of the Leased Real Property owned or operated by the Company or any other Person, documentation regarding off-site disposal of Hazardous Materials, spill control plans and environmental agency reports and correspondence.

(b) Environmental Claims; Judgments. There is no Environmental Claim (as defined in Section 3.15.3(c)(i) below) pending, or to the Knowledge of the Company, threatened (i) against the Company, or (ii) against any real or personal property or operations that the Company now or previously owned, leased, managed or operated, in whole or in part. The Company has not entered into or agreed to any consent decree or order, nor is subject to any judgment, decree or judicial order, in each case, relating to compliance with any Environmental Law and Order or to investigation or cleanup of Hazardous Materials under any Environmental Law and Order.

(c) As used in this Agreement:

(i) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation by any Person or entity (including any Governmental or Regulatory Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release (as defined below) or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law and Order; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

(ii) “Environmental Laws and Orders” means all federal, state, local laws, rules, ordinances and regulations, judgment, decree, order, writ, permit or license relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of natural resources or human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(iii) “Hazardous Materials” means (A) any petroleum or petroleum products, radioactive materials, and (B) any chemicals, materials or substances which are regulated pursuant to any Environmental Law and Order including (but not limited to) the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., and the Toxic Substance Control Act 15 U.S.C. 2601 et seq.

(iv) “Release” means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

(v) “Environmental Condition” means a condition with respect to the environment, which may result in any Losses to the Company.

Section 3.16 Customer Relations. Schedule 3.16 sets forth for the Company: (a) the ten largest customers (measured by revenue) as at December 31, 2005 and the revenue from each such customer and from all customers (in the aggregate) for the calendar year ended December 31, 2005; and (b) the customers under contract as of June 30, 2006 projected to be the ten largest customers (measured by revenue) based on the Company’s current profit plan for the calendar year ending December 31, 2006, together with the estimated revenue for each such customer and all customers (in the aggregate) for such calendar year. The Company does not warrant that the estimated projected revenue set forth on Schedule 3.16 will prove to be accurate; provided, however, the Company does represent that they were made in good faith and upon a reasonable basis. No customer of the Company identified pursuant to (a) or (b) above has advised the Company in writing that it (x) is terminating or considering terminating the handling of its business by the Company, as a whole or in respect of any particular project or service; or (y) is planning to reduce its future spending with the Company in any material manner, and to the Knowledge of the Company (without making any inquiry of any customers), no such customer has orally advised the Company of any of the foregoing events.

Section 3.17 Accounts Receivable; Work-in-Process; Accounts Payable. The amount of all work-in-process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of the Company as being due to the Company and reflected on the Balance Sheet represent or will represent valid obligations arising from services performed by the Company in the ordinary course of business, will be good and collectible in full in the ordinary course of business (less the amount of any provision, reserve or similar adjustment therefore reflected on the Balance Sheet and the Closing Date Balance Sheet) and will not be subject to any counterclaim or set off (except to the extent of any provision, reserve or similar adjustment therefore reflected on the Balance Sheet and the Closing Date Balance Sheet). There has been no material change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable or other debts due to the Company or the reserves with respect thereto, or accounts payable of the Company, in each case other than in the ordinary course of business or as set forth on Schedule 3.23.

Section 3.18 Employment Relations. (a) The Company is not engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company is pending before any Governmental or Regulatory Authority; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company; (d) there are no labor unions representing or, to the Knowledge of the Company, attempting to represent the employees of the Company; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the Knowledge of the Company, no such claim or grievance has been threatened; (f) no collective bargaining agreement is currently being negotiated by the Company; (g) the Company has not experienced any work stoppage or similar organized labor dispute during the last three years; and (h) the Company does not engage any contractors or subcontractors who may be construed by the Internal Revenue Service as employees of the Company. There is no legal action, suit, proceeding or claim pending or, to the Knowledge of the Company, threatened between the Company and any of its employees, former employees, agents, former agents, job applicants or any association or group of any of employees, except as set forth on Schedule 3.10.

Section 3.19 Employee Benefit Matters.

3.19.1 List of Plans. Schedule 3.19.1 sets forth an accurate and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, stock option, restricted stock, phantom stock, or other equity incentive plans, programs or arrangements, and all termination, severance or other contracts or agreements, whether formal or informal, whether or not set forth in writing, whether covering one person or more than one person, and whether or not subject to any of the provisions of ERISA, which are maintained, contributed to or sponsored by the Company for the benefit of any employee or which otherwise cover any employee or former employee of the Company (each item so listed on Schedule 3.19.1 being referred to herein individually, as a “Plan” and collectively, as the “Plans”). The Company has delivered to the Purchaser a complete and accurate copy (where applicable) of (i) each written Plan and descriptions of any unwritten Plan (including all amendments thereto whether or not such amendments are currently effective), (ii) each summary plan description and summary of material modifications relating to a Plan, (iii) each trust agreement or other funding arrangement with respect to each Plan, including insurance contracts, (iv) the most recently filed Internal Revenue Service Form 5500 relating to each Plan (if any), and (v) the most recently received Internal Revenue Service determination letter or opinion letter for each Plan and (vi) the most recently prepared actuarial reports and the three most recently prepared financial statements, if applicable, in connection with each Plan. Except as set forth on Schedule 3.19.1, the Company has not expressly or impliedly made any commitment, whether legally enforceable or not, (i) to create or cause to exist any other employee benefit plan, program or arrangement or (ii) to modify, change or terminate any Plan.

3.19.2 Severance. Except as set forth on Schedule 3.19.2, none of the Plans, or any employment agreement or other contract to which the Company is a party or bound, provides for the payment of or obligates the Company to pay separation, severance, termination or similar-type benefits to any Person or obligates the Company to pay separation, severance, termination or similar-type benefits contingent upon any transaction contemplated by this Agreement or contingent upon a change in the ownership or effective control of the Company or the ownership of a substantial portion of the assets of the Company within the meaning of such term under Section 280G of the Code.

3.19.3 Multi-Employer Plans. Neither the Company nor any ERISA Affiliate (as herein defined) has maintained, contributed to or participated in a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or a multiple employer plan subject to Sections 4063 and 4064 of ERISA) nor has any obligations or liabilities, including withdrawal or successor liabilities, regarding any such plan. As used in this Agreement, the term “ERISA Affiliate” means any Person that, together with the Company, is considered a “single employer” pursuant to Section 4001(b) of ERISA.

3.19.4 Welfare Benefit Plans. Schedule 3.19.1 sets forth a complete and accurate list of each Plan which provides or promises, medical, retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Except as set forth on Schedule 3.19.4, the Company has expressly reserved the right, in all Plan documents relating to welfare benefits provided to employees, former employees, officers, directors and other participants and beneficiaries, to amend, modify or terminate at any time the Plans which provide for welfare benefits and the Company is not aware of any fact, event or condition that could reasonably be expected to restrict or impair such right.

3.19.5 Administrative Compliance. Each Plan is now and has been operated in all material respects in accordance with its terms and with the requirements of all applicable law, including, without limitation, ERISA, the Health Insurance Portability and Accountability Act of 1996, the Code, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Equal Pay Act, and Title VII of the Civil Rights Act of 1964, and the regulations and authorities published thereunder. The Company performed all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Company has no Knowledge of any default or violation by any party to, any Plan. Except as set forth on Schedule 3.10, no legal action, suit, audit, investigation or claim is pending or threatened, with respect to any Plan (other than claims for benefits in the ordinary course) and, except as set forth on Schedule 3.19.5, no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such action, suit, audit, investigation or claim. Except as set forth on Schedule 3.19.5, all reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and government agencies have been timely made or an extension has been timely obtained.

3.19.6 Tax-Qualification. Except as set forth on Schedule 3.19.6, each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified or (in the case of a prototype plan) the prototype plan sponsor has received a favorable opinion letter from the Internal Revenue Service that the form of Plan is so qualified. Each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the Internal Revenue Service that it is so exempt or (in the case of a prototype plan) the prototype plan sponsor has received a favorable opinion letter from the Internal Revenue Service that the form of trust is so exempt. No fact or event has occurred or condition exists since the date of such determination or opinion letter from the Internal Revenue Service which would be reasonably likely to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

3.19.7 Funding; Excise Taxes. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to ERISA. The Company has not incurred any material liability for any excise tax arising under Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980, 4980B, 4980D or 4980E of the Code or any civil penalty arising under Sections 409, 502(i) or 502(l) of ERISA, and no fact, event or condition exists which could give rise to any such liability. Neither the Company nor any ERISA Affiliate has maintained, contributed to or participated in or has any obligation with respect to any retirement plan that is or was subject to Section 302 or Title IV of ERISA. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan that is a pension benefit plan maintained by the Company or any ERISA Affiliate.

3.19.8 Tax Deductions. All contributions, premiums or payments (including all employer contributions and, if applicable, all employee salary reduction contributions) required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

Section 3.20 Interests in Customers, Suppliers, Etc. Except as set forth on Schedule 3.20, (x) neither the Company nor any entity controlled by the Company nor (y) to the Knowledge of the Company (without making any special inquiry of the Related Group, as hereinafter defined), no officer, director, manager or employee of the Company nor any parent, brother, sister, child or spouse of any such officer, director, manager or employee (collectively, the “Related Group”), or any entity controlled by anyone in the Related Group:

(i) owns, directly or indirectly, any interest in (except for ownership for investment pur-poses of less than 1% of the securities of any publicly held and traded company), or received or has any right to receive payments from, or is an officer, director, manager, member, employee, agent or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company;

(ii) owns, directly or indirectly (other than through the ownership of stock or other equity interest of the Company), in whole or in part, any tangible or intangible property (including, but not limited to Intellectual Property) that the Company uses in the conduct of business; or

(iii) is owed any amount by, has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

Section 3.21 Bank Accounts and Powers of Attorney. Set forth on Schedule 3.21 is an accurate and complete list showing (a) the name of each bank in which the Company has an account, credit line or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

Section 3.22 Compensation of Employees. Schedule 3.22 is an accurate and complete list showing: (a) the names and positions of all employees and consultants, together with a statement of the current annual salary, the bonus compensation paid or payable with respect to calendar years 2004 and 2005, and the material fringe benefits of such employees and consultants; and (b) the names of all retired employees, if any, of the Company who are receiving or entitled to receive any health care or life insurance benefits or any payments from the Company not covered by any pension plan to which the Company is a party, their ages and current unfunded pension rate, if any. The Company has not, because of past prac-tices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business). The present severance and vacation policy of the Company is set forth on Schedule 3.22.

Section 3.23 No Changes Since the Balance Sheet Date. Except as specifically stated on Schedule 3.23, since the Balance Sheet Date the Company has not: (i) incurred any liability or obligation of any nature (whether accrued, absolute, con-tingent or otherwise), except in the ordinary course of business; (ii) permitted any of its assets to be subjected to any Lien; (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business; (iv) made any capital expenditure or com-mit-ment therefor which, individually or in the aggregate, exceeded $25,000; (v) declared or paid any dividends or made any distributions to its members, or redeemed, purchased or otherwise acquired any equity interest or any option, warrant or other right to purchase or acquire any equity interest in the Company; (vi) made any bonus or profit sharing distribution; (vii) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on Schedule 3.8 from banks in the ordinary course of business, or made any loan to any Person; (viii) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company; (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of (A) any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from the Company at an annual rate of $50,000 or more, or (B) except in the ordinary course of business, of any other employee; (x) canceled or waived any claims or rights of material value; (xi) made any change in any method of accounting procedures; (xii) otherwise con-ducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; (xiii) amended or terminated any agreement which is material to its business; (xiv) renewed, extended or modified any lease of real property, or, except in the ordinary course of business, any lease of personal property; (xv) adopted, amended or terminated any Plan; (xvi) agreed, whether or not in writing, to do any of the foregoing (except for transactions contemplated by this Agreement); or (xvii) experienced or incurred any material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company.

Section 3.24 Corporate Controls. Neither the Company, nor, to the Knowledge of the Company, any officer, authorized agent, employee, manager, member, consultant or any other Person, while acting on behalf of the Company, has, directly or indirectly: used any corporate fund for unlawful contribution, gift or other expense relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special con-cessions already obtained, and the Company has not participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

Section 3.25 Prepayment for Services. Except as disclosed on Schedule 3.25, the Company has not prior to the Closing Date received any payments from any of its customers with respect to services to be rendered by the Company after the Closing Date.

Section 3.26 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Sellers or the Company in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder’s fees or similar fees or commissions are payable by the Company or the Sellers in connection therewith based on any agreement, arrangement or understanding with any of them.

Section 3.27 Copies of Documents. The Company has caused to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule. Summaries of all material oral contracts contained in Schedule 3.8 are complete and accurate in all material respects.

ARTICLE IV

REPRESENTATIONS OF THE PURCHASER

The Purchaser represents, warrants and agrees to and with the Sellers as follows:

Section 4.1 Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the full corporate power and authority to own and operate its properties and to conduct its business, all as and in the places where such properties are now owned or operated or such business is now being conducted.

Section 4.2 Execution and Validity of Agreement. The Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser, and assuming due authorization, execution and delivery by the Sellers, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 4.3 Non-Contravention; Approvals and Consents.

4.3.1 Non-Contravention. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of the Purchaser, or (b) result in the violation by the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority, applicable to the Purchaser or any of its assets or properties, or (c) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person pursuant to, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser, under any of the terms, conditions or provisions of any Instruments to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound.

4.3.2 Approvals and Consents. No consent, approval, authorization or action of, registration or filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound, in connection with the execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby.

Section 4.4 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Purchaser or its affiliates in connection with this Agreement or the transactions contemplated hereby, no brokerage commissions, finders’ fees or similar fees or commissions are payable by the Purchaser or its affiliates in connection therewith based on any agreement, arrangement or understanding with any of them.

Section 4.5 STI Stock. Each share of STI Stock to be issued pursuant to the terms of this Agreement will be duly and validly authorized for issuance by Purchaser, and upon consummation of the transactions contemplated hereby will be duly and validly issued, fully paid and non-assessable, and not issued in violation of the preemptive rights of any past or present shareholder and will be free and clear of all Liens, other than restrictions existing under the terms of the Investment Representation Certificate, the Escrow Agreement or the Purchaser’s certificate of incorporation, and any restrictions imposed by applicable securities laws. Each share of the STI Common Stock to be issued upon conversion of the Series C Preferred Stock will be duly and validly authorized for issuance by Purchaser, and, upon conversion of the Series C Preferred Stock in accordance with the Series C Certificate of Designations, will be duly and validly issued, fully paid and non-assessable, and not issued in violation of the preemptive rights of any past or present shareholder and will be free and clear of all Liens, other than restrictions existing under the terms of the Investment Representation Certificate or the Purchaser’s certificate of incorporation, and any restrictions imposed by applicable securities laws. All of the shares of STI Stock to be issued pursuant to this Agreement and all shares of the STI Common Stock to be issued upon conversion of the Series C Preferred Stock will be issued in transactions exempted under all applicable securities laws, assuming the accuracy and truthfulness of the Investment Representation Certificates received from each of the Sellers. The Purchaser has reserved for issuance all shares of STI Common Stock issuable upon conversion of all shares of Series C Preferred Stock. There are a sufficient number of authorized and unissued shares of STI Common Stock on the date hereof to permit conversion of all shares of Series C Preferred Stock, conversion of all other outstanding securities convertible into STI Common Stock and the exercise of all outstanding rights, warrants and options exercisable into STI Common Stock.

Section 4.6 Financial Statements and Reports. The Purchaser has filed all documents and reports it is required to file with the Securities and Exchange Commission (the “Commission”) since December 31, 2003. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in such reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and present fairly the financial position of the Purchaser as of the dates and for the periods indicated therein, subject, in the case of interim financial statements, to normal recurring year end adjustments. Since December 31, 2003, Purchaser has filed with the Commission in a timely manner all reports required to be so filed by it or filed a Form 12b-25 in a timely manner and filed the relevant report within the period permitted by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

Section 4.7 No Restrictions. There is no action, suit, claim, or proceeding at law or inequity, on any arbitration or administrative or other proceeding or any investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, to the Purchaser’s Knowledge, threatened against the Purchaser or any of the Purchaser’s properties, rights or assets, with respect to the execution, delivery or performance of this agreement or the transactions contemplated hereby or any other agreement entered into by the Purchaser in connection with the transactions contemplated hereby. Except as disclosed in documents filed with the Commission and referred to in Section 4.6, as of the date hereof there is no claim, action, proceeding or investigation of which the Purchaser has received written notice pending or, to the knowledge of the Purchaser, threatened against the Purchaser before any Governmental or Regulatory Authority with respect to which, in the reasonable opinion of the Purchaser there is a reasonable likelihood of a determination which will have a material adverse effect on the business, assets, properties or financial condition of the Purchaser and its subsidiaries taken as a whole (“Purchaser MAE”).

Section 4.8 Absence of Certain Changes. Since June 30, 2006, there has not been, occurred or arisen (i) any change having a Purchaser MAE in the assets, liabilities, capitalization or working capital of the Purchaser, or (ii) any material loss or damage to any of the properties of the Purchaser which materially impairs the ability of the Purchaser to conduct its business.

Section 4.9 Capitalization. Prior to the filing of the Series C Certificate of Designations, the Purchaser had an authorized capitalization consisting of (i) 100,000,000 shares of common stock, $.001 par value per share, of which, to the knowledge of the Purchaser, 28,615,120 shares are issued and outstanding and no shares are held in the treasury of the Purchaser and (ii) 12,150,000 shares of preferred stock, $.001 par value per share of which no shares have been designated and no shares are issued or outstanding. Immediately following the Closing hereunder, assuming the issuance of the shares of STI Stock described in Section 2.1.1(ii), the Purchaser shall have an authorized capitalization consisting of (i) 100,000,000 shares of common stock, $.001 par value per share, of which, to the knowledge of the Purchaser, 33,076,658 shares are issued and outstanding and no shares are held in the treasury of the Purchaser and (ii) 12,150,000 shares of preferred stock, $.001 par value per share of which 4,700,000 shares of preferred stock have been designated as Series C Preferred Stock, of which 4,615,385 shares are issued and outstanding and no shares are held in the treasury of the Purchaser. Except as set forth on Schedule 4.9, there are no outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind to which the Purchaser is a party providing for the purchase, issuance or sale of any shares of the capital stock of the Purchaser.

ARTICLE V

CONDITION PRECENDENT TO THE PURCHASER’S OBLIGATION TO CLOSE

The Purchaser’s obligation to purchase the Purchased Interests and the Purchased Warrants and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

Section 5.1 Required Approvals, Notices and Consents. The Company and the Sellers shall have obtained or given, at no expense to the Purchaser, and not have withdrawn or modified, all consents, approvals, waivers, notices and other actions listed on Schedules 3.1.6 and 3.9.2 hereof (including without limitation, all consents, approvals, waivers and notices required under the contracts set forth on Schedule 3.8, Real Property Leases and Permits in order to permit the consummation of the transactions contemplated by this Agreement without causing or resulting in a default, event of default, acceleration event or termination event under any of such contracts, Real Property Leases and Permits and without entitling any party to any of such contracts, Real Property Leases and Permits to exercise any other right or remedy adverse to the interests of the Purchaser or the Company thereunder) in form and substance reasonably satisfactory to the Purchaser and its counsel.

Section 5.2 Surrender of Certificates. The Sellers shall have delivered to the Purchaser certificate(s) representing all of the Purchased Interests and the Purchased Warrants to be acquired at the Closing, together with such other documents and instruments, if any, as may be necessary to permit the Purchaser to acquire all of the Purchased Interests and the Purchased Warrants free and clear of any and all Liens.

Section 5.3 [INTENTIONALLY OMITTED]

Section 5.4 Escrow Agreement. The Sellers’ Representative shall have executed and delivered, on behalf of all of the Sellers, an Escrow Agreement with the Purchaser and the Escrow Agent in form and substance reasonably satisfactory to the Purchaser and its counsel (the “Escrow Agreement”).

Section 5.5 Opinion of Counsel. The Purchaser shall have received the opinion of Pepe & Hazard LLP, counsel to the Company, dated the Closing Date, in form reasonably satisfactory to the Purchaser and its counsel.

Section 5.6 Good Standing Certificates. The Company shall have delivered to the Purchaser: (a) a copy of the Company’s Certificate of Formation, including all amendments, certified by the Secretary of State of the State of Delaware; and (b) a certificate from the Secretary of State of the State of Delaware and each state in which the Company is qualified as a foreign limited liability company to do business to the effect that the Company is in good standing in such state (in each case, together with the applicable tax status certificate), in each case as of a date recent in time to the Closing reasonably acceptable to the Purchaser and its counsel.

Section 5.7 Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate of the Secretary of the Company dated as of the Closing Date certifying: (i) that attached thereto are (i) a true and complete copy of the Company’s Certificate of Formation, including all amendments, as in effect on the Closing Date; and (ii) a true and complete copy of the Limited Liability Company Agreement of the Company, dated as of January 1, 2003, including all amendments, as in effect on the Closing Date.

Section 5.8 Investment Representation Certificates. Each of the Sellers shall have delivered an Investment Representation Certificate substantially in the form of Exhibit B.

Section 5.9 Registration Rights Agreement. Each of the Sellers shall have executed and delivered the Registration Rights Agreement in the form of Exhibit C.

Section 5.10 Certificate of Designations. The Purchaser shall have filed the Series C Certificate of Designations as attached hereto as Exhibit A with the Secretary of State of the State of Delaware.

Section 5.11 Environmental Report. The Company shall have obtained and delivered to the Purchaser a “Phase 1” environmental site assessment report with respect to the Company’s Leased Real Property.

Section 5.12 Fairness Opinion. The Purchaser shall have obtained a fairness opinion satisfactory to the Board of Directors of the Purchaser as to the acquisition of the Purchased Interests and the Purchased Warrants hereunder, and such opinion shall not have been withdrawn prior to the Closing.

Section 5.13 Legality. No Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which has the effect of (i) making either the transactions contemplated hereby illegal or prohibiting their consummation or (ii) creating a Material Adverse Effect on the Company or a Purchaser MAE on the Purchaser.

Section 5.14 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto were reasonably satisfactory in form and substance to the Purchaser and the Purchaser’s counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel reasonably requested in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VI

CONDITION PRECENDENT TO THE SELLERS’ OBLIGATION TO CLOSE

Each Seller’s obligation to sell its Purchased Interests or Purchased Warrants and to take the other actions required to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers’ Representative, in whole or in part, on behalf of all Sellers):

Section 6.1 Certified Resolutions. The Purchaser shall have delivered to the Company a copy of the resolutions duly adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions and other agreements contemplated hereby, certified to by an officer of the Purchaser.

Section 6.2 Escrow Agreement. The Purchaser shall have executed and delivered an Escrow Agreement with the Sellers’ Representative and the Escrow Agent in form and substance reasonably satisfactory to the Sellers’ Representative and its counsel.

Section 6.3 Registration Rights Agreement. The Purchaser shall have executed and delivered the Registration Rights Agreement referred to in Section 5.8.

Section 6.4 Attorney Client Privilege Letter. Purchaser shall have executed and delivered a letter agreement with Pepe & Hazard LLP with respect to the preservation of the Company’s attorney client privilege substantially in the form of Exhibit D.

Section 6.5 Opinion of Counsel. The Sellers shall have received the opinion of Davis & Gilbert LLP, counsel to the Purchaser, dated the Closing Date, in form reasonably satisfactory to the Sellers’ Representative and its counsel.

Section 6.6 Legality. No Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which has the effect of (i) making either the transactions contemplated hereby illegal or prohibiting their consummation or (ii) creating a Material Adverse Effect on the Company or a Purchaser MAE on the Purchaser.

Section 6.7 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, were reasonably satisfactory in form and substance to the Seller’s Representative and its counsel, and the Sellers’ Representative shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE VII

OTHER AGREEMENTS

Section 7.1 Certain Tax Matters.

(a) Company Tax Returns. The Sellers and the Purchaser agree that Sellers’ Representative shall be the “tax matters partner”, and the Sellers’ Representative will file, on behalf of the Company, the Company’s income tax returns, for all periods ending on or prior to the Closing Date (including without limitation for the period from January 1, 2006 through and including the Closing Date). Such returns for the Company shall be prepared by the Company’s current outside accountants, at the expense of the Company; provided that the amount of such expense shall be accrued on the Closing Date Balance Sheet. The Sellers’ Representative shall deliver such returns to the Purchaser for its approval prior to the filing thereof, which approval shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, the Purchaser and the Sellers will cause the Sellers’ Representative to execute such consents and other documents as may be necessary or appropriate in order to effect the foregoing under the Code and regulations promulgated thereunder and under the laws of the State of Connecticut. The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax returns for the Company that are filed for any period commencing after the Closing Date. Purchaser agrees that it will not amend any pre-closing tax return filed by or on behalf of the Company in a manner that would have an adverse financial impact on the Sellers without the written consent of the Sellers unless the Purchaser shall agree to hold the Sellers harmless therefrom.

(b) Tax Cooperation. The Purchaser, on the one hand, and the Sellers’ Representative and the Sellers, on the other, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section 7.1 or any other tax returns relating to the operations of the Company, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding. The Purchaser and the Sellers agree that the Company will retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser, and extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. With regard to tax returns for all periods ending on or prior to the Closing Date, Purchaser agrees to immediately provide Sellers with a copy of all communications from the Internal Revenue Service and any state taxing authority regarding federal or state income tax matters applicable to any taxable period preceding the Closing Date.

Section 7.2 Insurance. Following the Closing, the Purchaser shall be required to maintain the Company’s Directors’, Officers’, Insured Entity and Employment Practices Liability Insurance with at least the same level of coverage for at least three (3) years following the Closing Date or, at the Purchaser’s option, replacement insurance coverage providing at least the same benefits and coverage as such policy.

Section 7.3 Environmental Matters - Connecticut Transfer Act. The Purchaser and the Sellers agree that, to the extent the Leased Real Property or the business being transferred constitutes or is deemed to be an “establishment” under the provisions of the Connecticut Transfer Act, Connecticut General Statutes Section 22a-134 et seq. (the “Transfer Act”), then any filing necessary shall be done at the cost and expense of the Company, and the Company shall provide the Certification as required pursuant to the Transfer Act at the Closing. To ensure compliance with the applicable provisions of the Transfer Act, the Company shall (a) undertake, at its cost and expense, all due diligence required to prepare, (b) prepare and file with the Connecticut Department of Environmental Protection (“CTDEP”) prior to the Closing, (c) be the certifying party with respect to, and (d ) pay all filing costs associated with, the applicable form (including any Environmental Condition Assessment Form) required by the Transfer Act (the “Transfer Act Filing”). To the extent that a Form III or a Form IV is filed with the CTDEP, the Purchaser agrees to require the Company to make all submissions, post all public notices and otherwise comply with all requirements of the CTDEP relating to post-transfer investigation, cleanup and monitoring. All costs associated with preparing for and making the Transfer Act Filing shall be paid for by the Company prior to the Closing or shall be accrued for as a liability on the Closing Date Balance Sheet. As a result of the foregoing, the Purchaser and the Sellers agree that the Company shall be the certifying party on any Form III or Form IV Transfer Act Filing and shall be the party responsible for effecting any cleanup of hazardous materials or hazardous waste, if any, as required pursuant to the Transfer Act Filing. Subject to the limitations set forth in Article VIII, the Purchaser shall be entitled to make a claim for indemnification pursuant to Article VIII for the cost of such cleanup.

Section 7.4 Release. Effective upon the Closing, each Seller hereby forever releases and discharges the Company from any and all liabilities, losses, claims, demands, obligations, rights, actions, causes of action, proceedings or suits of any kind or nature, debts, sums of money, accounts, bonds, bills, covenants, contracts, agreements, promises, damages, judgments, executions and demands whatsoever, in law or equity (collectively, “Claims”), which any such Seller or any of such Seller's affiliates, successors, predecessors and assigns ever had, now have or will ever have in the future, upon or by reason of any matter, cause or thing whatsoever, whether presently known or unknown, against the Company; provided, however, that the release contained herein shall not apply to any covenants and agreements of the Company arising under this Agreement, or any other agreement executed and delivered at the Closing.

ARTICLE VIII

SURVIVAL; INDEMNITY

Section 8.1 Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any Knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules hereto, or in any document delivered at the Closing in connection with this Agreement. Subject to the provisions of this Article VIII, the respective representations, warranties, covenants and agreements of the Sellers and the Purchaser contained in this Agreement shall survive the Closing.

Section 8.2 Obligation of the Sellers to Indemnify.

8.2.1 General Indemnity. The Sellers hereby severally agree, and not jointly and severally, to indemnify the Purchaser and its officers, directors, employees, agents, stockholders, successors and affiliates (individually, a “Purchaser Indemnified Party” and collectively, the “Purchaser Indemnified Parties”) against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to assume liability for, the payment of all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys’, accountants’ and expert witnesses’ fees) of whatever kind and nature (collectively, “Losses”), that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of or in connection with: (i) any misrepresentation, inaccuracy or breach of any representation or warranty of the Company contained in Article III.B hereof; (ii) any breach of or failure by any of the Sellers to comply with or perform any agreement or covenant contained in this Agreement or in any other document, agreement or instrument executed in connection with the transactions contemplated hereby; (iii) any litigation or claim disclosed on Schedule 3.10 of this Agreement; (iv) any Taxes due and owing by the Company with respect to any period ending on or prior to the Closing Date, or (v) any costs incurred by the Purchaser pursuant to Section 7.3 or by the Company following the Closing pursuant to Section 7.3. The term “Losses” as used herein is not limited to matters asserted by third parties against an Indemnified Party but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims.

8.2.2 Special Indemnity. Each of the Sellers hereby severally agrees, and not jointly and severally, to indemnify the Purchaser Indemnified Parties against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to assume liability for, the payment of all Losses that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of or in connection with such Seller’s misrepresentation, inaccuracy or breach of a representation or warranty contained in Article III.A. hereof.

Section 8.3 Obligation of the Purchaser to Indemnify. The Purchaser hereby agrees to indemnify the Sellers and their respective officers, directors, managers, employees, agents, stockholders, members, successors and affiliates (collectively, the “Seller Indemnified Parties”) (the Purchaser Indemnified Parties and the Seller Indemnified Parties collectively, the “Indemnified Parties”) against, and to protect, save and keep harmless the Seller Indemnified Parties from, and to assume liability for, the payment of all Losses that may be imposed on or incurred by the Seller Indemnified Parties as a consequence of or in connection with: (i) any misrepresentation, inaccuracy or breach of any representation or warranty contained in Article IV hereof (disregarding, for purposes of this Section 8.3, any knowledge qualifier contained in Section 4.9); or (ii) any breach of or failure by the Purchaser to comply with or perform any agreement or covenant by the Purchaser contained in this Agreement or in any other document, agreement or instrument executed in connection with the transactions contemplated hereby.

Section 8.4 Escrow Amount Exclusive Remedy; Right of Offset. The Purchaser shall be entitled to offset any claim for indemnity made pursuant to Section 8.2, as to which notice has been given pursuant to Section 8.5, against the Escrow Amount as provided herein and in the Escrow Agreement. If any such claims for indemnity are resolved in favor of the Purchaser by mutual agreement or otherwise, the Escrow Agent shall pay such amount to the Purchaser out of the Escrow Amount based on the lesser of (i) the Current Market Price of STI Common Stock as of the date the indemnity claim was made by the Purchaser and (ii) the Current Market Price of STI Common Stock as of the date the indemnity claim is finally resolved in favor of the Purchaser. The Purchaser’s sole and exclusive remedy for breaches and non performance under this Agreement shall be limited to its rights of indemnification under this Article VIII and, subject to the immediately following sentence, the sole recourse for indemnification hereunder shall be limited to its right of offset against the Escrow Amount. Notwithstanding the foregoing, the Purchaser shall not be limited to the Escrow Amount in satisfaction of its rights to indemnification hereunder in the event of (i) any fraudulent acts or omissions or intentional misrepresentations committed by any Seller (including without limitation, fraud in connection with the transactions contemplated hereby), (ii) Losses relating to a breach of any representation or warranty contained in Section 3.1. or (iii) any right to indemnification under Section 8.2.2; provided, however, the Purchaser shall first seek recourse against the Escrow Amount.

Section 8.5 Indemnification Procedures.

8.5.1 Non-Third Party Claims. In the event that any Person entitled to indemnification under this Agreement (an “Indemnified Party”) asserts a claim for indemnification, which does not involve a Third Party Claim (as defined in Section 8.5.2 below), against which a Person is required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within 20 days of receipt of notice of such claim from the Indemnified Party. In the event that the Indemnifying Party disputes such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within 20 days of receipt of written notice of such claim, setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to provide written notice to the Indemnified Party within 20 days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 8.5.1, or once any dispute under this Section 8.5.1 has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within 10 days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

8.5.2 Third-Party Claims.

(a) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a “Third Party Claim”) against an Indemnifying Party, the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party (the “Claims Notice”) within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the “Defense Notice”) within 15 days after receipt from the Indemnified Party of the Claims Notice, which Defense Notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim (“Defense Counsel”), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within 10 days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party’s approval which approval shall not be unreasonably withheld or delayed. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

(b) In the event that the Indemnifying Party shall fail to give the Defense Notice within such 30 day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

(c) In the event that the Indemnifying Party disputes the claim for indemnification against it, such Indemnifying Party shall notify the Indemnified Party to such effect within 15 days after receipt of the Claims Notice (or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to such Third Party Claim). In such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim, with the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), and, once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified and Indemnifying Party, subject to the provisions of Section 8.6, the Indemnifying Party shall within 10 days of the date of such resolution or agreement, pay to the Indemnified Party all reasonable costs, expenses, settlement amounts or other Losses paid or incurred by the Indemnified Party in connection with such Third Party Claim including the costs and expenses (including, without limitation, reasonable attorneys fees and expenses) incurred by the Indemnified Party in obtaining indemnification hereunder.

(d) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense and settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party; the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing at its expense. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

(e) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

(f) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

(g) Notwithstanding clause (d) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would have a Material Adverse Effect on, the business or financial condition of the Indemnified Party, (iv) if such claim would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or (v) if such claim involves any customer or supplier of the Purchaser or any of its subsidiaries or affiliates and the Purchaser determines, in its sole discretion, that the manner in which the defense of such claim is conducted could have a Material Adverse Effect on the relationship between such customer or supplier and the Purchaser or any of its subsidiaries or affiliates. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(h) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

(i) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 8.5 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

8.5.3 Control by the Purchaser. All decisions and determinations to be made by the Purchaser and/or a Purchaser Indemnified Party under Article VIII shall be made by the Purchaser in the name of and on behalf of the Purchaser or such other Purchaser Indemnified Party and all such decisions and determinations shall be binding upon the parties hereto and such Purchaser Indemnified Party.

8.5.4 Treatment. All parties to this Agreement agree that any indemnification by the Sellers of the Purchaser hereunder is intended to be, and shall be, treated by each of such parties as an adjustment to purchase price for all purposes (including tax purposes).

Section 8.6 Limitations On and Other Matters Regarding Indemnification.

8.6.1 Indemnity Cushion and Cap.

(a)  The Sellers shall not have any liability to any Purchaser Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 8.2.1(i) until such time as the amount of such liability shall exceed $50,000 in the aggregate (in which case the Sellers shall be liable for all Losses in excess of $50,000); provided, however, that this Section 8.6.1(a) shall not apply to Losses relating to a breach of any representation or warranty contained in Sections 3.3, 3.6, 3.11, 3.15.3, 3.19 or 3.26 or any other provision in this Agreement relating to Taxes due on or prior to the Closing Date.

(b) Subject to Section 8.4, the maximum aggregate liability of each Seller for indemnity payments under Section 8.2.1 shall be an amount equal to such Seller’s proportionate share of the Escrow Amount; provided, however, in the event, by application of Section 8.4, the maximum aggregate liability of a Seller for indemnity payments under Section 8.2.1 is not limited to such Seller’s proportionate share of the Escrow Amount, the Seller’s maximum liability shall be limited to the amount of such Seller’s participation in the aggregate Purchase Price.

8.6.2 Termination of Indemnification Obligations. The indemnity obligations of the Sellers under Section 8.2 and of the Purchaser under Section 8.3 shall terminate on such date that is eighteen months after the Closing Date except (i) as to matters as to which the applicable Indemnitee has made a claim for indemnification on or prior to such date specifically addressing an actual claim or demand, (ii) as to matters as to which the applicable Indemnitee has suffered Losses arising out of the Indemnifying Party’s fraudulent acts or omissions or intentional misrepresentations, and (iii) in the case of the indemnity obligations of the Sellers, with respect to any claim pertaining to a misrepresentation, inaccuracy or a breach of warranty under Sections 3.1, 3.3, 3.6, 3.11, 3.15.3, 3.19 or 3.26, or a claim under any other Section of this Agreement relating to the payment and reporting of Taxes by the Company. The obligation to indemnify referred to in:

(a) the preceding clause (i) shall survive the expiration of such period until such claims are finally resolved and any obligations with respect thereto are fully satisfied;

(b) the preceding clauses (ii) and (iii) shall terminate 90 days after the expiration of the relevant Federal, state or local statute of limitations, except as to matters as to which any Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

(c) Each of the limitations set forth above in Section 8.6.2 shall in no event:

(i)  apply to any Losses incurred by a Purchaser Indemnified Party which relate, directly or indirectly, to:

(A)  any fraudulent acts or omissions or intentional misrepresentations committed by the Company or any Seller (including without limitation, fraud in connection with the transactions contemplated hereby and any fraudulent acts by any officer, director, employee, agent or equity holder of the Company); or

(B)  any indemnification obligation under Sections 8.2.1(ii), 8.2.1(iii), 8.2.1(iv), 8.2.1(v) or 8.2.2;

(ii)  apply to any Losses incurred by a Seller Indemnified Party which relate, directly or indirectly, to:

(A)  any fraudulent acts or omissions or intentional misrepresentations committed by the Purchaser (including without limitation, fraud in connection with the transactions contemplated hereby and any fraudulent acts by any officer, director, employee, agent or equity holder of the Purchaser); or

(B)  any indemnification obligation under Section 8.3(ii).

ARTICLE IX

MISCELLANEOUS

Section 9.1 Expenses. The Purchaser and the Sellers shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers; provided, that, (i) the Company shall pay $37,979.75 on the Closing Date to Pepe & Hazard LLP in respect of outstanding invoices for its representation of the Company’s Special Committee of its Board of Managers in connection with this Agreement and (ii) the Purchaser shall pay to Pepe & Hazard LLP on behalf of the Sellers $150,000 of Pepe & Hazard LLP’s total invoice within 15 days following the Closing for the Sellers’ legal fees and expenses incurred prior to the Closing from such firm’s representation of the Sellers in connection with the transactions described herein. To the extent that the Purchaser fails to timely make the payment referred to in (ii) above, the Purchaser also shall pay interest at the rate of 18% per annum in respect of such payment until paid and costs of collection (including attorneys fees), and the Company hereby guarantees payment of such amount. Although it is anticipated that the Purchaser will make timely payment, in the unlikely event that it does not, the Sellers agree to pay their pro rata portion of the unpaid balance of Pepe & Hazard LLP’s fees and expenses related to the transactions described herein including, but not limited to, fees and expenses in excess of $150,000. Sellers hereby confirm their obligation to pay all such fees and expenses in the event of non-payment by the Purchaser upon the redemption of the Series C Preferred Stock by Purchaser and in any case no later than December 15, 2006.

Section 9.2 Governing Law; Consent to Jurisdiction. (a) All questions concerning the construction, interpretation and validity of this Agreement, and all matters relating hereto, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (except that the Company and Sellers also consent to jurisdiction of any state and federal courts in the State of Connecticut in the event of an action by Pepe & Hazard LLP pursuant to Section 9.1 hereof). Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 9.8 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.3 “Person” Defined. “Person” shall mean and include an individ-ual, a company, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an unincor-porated organization and a government or other department or agency thereof.

Section 9.4 “Knowledge” Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of a Seller who is a natural person, such term shall be limited to the actual knowledge of such Seller and unless otherwise stated such knowledge that would have been discovered by such Seller after reasonable inquiry. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of a Seller that is an entity, such term shall be limited to the actual knowledge of the directors, managers, executive officers or general partners, or equivalent Persons of such Seller responsible for managing its affairs. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Purchaser, such term shall be limited to the actual knowledge of the executive officers of the Purchaser. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, such term shall be limited to the actual knowledge of any of Anthony Intino, II, Allison E. Bertorelli or Shannon LeRoy.

Section 9.5 “Affiliate” Defined. As used in this Agreement, an “affiliate” of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

Section 9.6 Captions. The Article and Section captions used herein are for refer-ence purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.7 Publicity. Subject to the provisions of the next sentence, no party to this Agreement shall, issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior written approval of the Purchaser and the Sellers’ Representative. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that the Purchaser or an affiliate of the Purchaser is required to make any announcement relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of any stock exchange on which the Purchaser’s securities are then listed, or any announcement by any party or the Company pursuant to applicable law or regulations.

Section 9.8 Notices. Unless otherwise provided in this Agreement, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if transmission is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

If to the Purchaser, addressed to:

Solomon Technologies, Inc.
1400 L&R Industrial Boulevard
Tarpon Springs, FL 34689
Attention: Chief Financial Officer
Fax: (727) 934-8779

with a copy to:

Davis & Gilbert LLP
1740 Broadway
New York, New York 10019
Attention: Walter M. Epstein, Esq.
Fax: (212) 468-4888

and

If to the Sellers, to the Sellers’ Representative, currently:

Integrated Power Systems LLC
c/o Pepe & Hazard LLP
225 Franklin Street, 16th Floor
Boston, MA 02110-2804
Attention: Stephen B. Hazard, Esq.
Fax: (617) 748-5555

Section 9.9 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 9.10 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall never-theless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

Section 9.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Section 9.12 Entire Agreement. This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 9.13 Amendments. This Agreement may not be amended, supplemented or modified orally, but only by an agreement in writing signed by the Purchaser and the Sellers’ Representative.

Section 9.14 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective successors and assigns as permitted under Section 9.9.

Section 9.15 Representative. The Sellers hereby appoint IPS to act as the “Sellers’ Representative” as (i) the agent and true and lawful attorney-in-fact of each Seller, with full power of substitution, and with full capacity and authority in its sole discretion, to act in the name of and for and on behalf of each Seller holder in connection with all matters arising out of, resulting from, contemplated by or related or incident to this Agreement and the Closing contemplated herein and (ii) the agent for service of process for each Seller and the Sellers irrevocably consent to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the delivery of such process to the Sellers’ Representative. Without limiting the generality of the foregoing, the power of the Sellers’ Representative shall include the power to represent each Seller with respect to all aspects of this Agreement, which power shall include, without limitation, the power to (i) waive any and all conditions of this Agreement, (ii) amend this Agreement and any agreement executed in connection herewith in any respect, (iii) bring, assert, defend, negotiate or settle any claims or actions for indemnity pursuant to this Agreement, (iv) retain legal counsel and be reimbursed by the Sellers for all fees, expenses and other charges of such legal counsel, (v) designate an agent to receive, hold and disburse monies or securities paid or delivered hereunder; (vi) receive notices or other communications, (vii) deliver any notices, certificates or other documents required and (viii) take all such other action and to do all such other things as the Sellers’ Representative deems necessary or advisable with respect to this Agreement, including, without limitation, to provide all approvals and consents of the Sellers contemplated hereunder. The Purchaser shall have the absolute right and authority to rely upon the acts taken or omitted to be taken by the Sellers’ Representative on behalf of the Sellers and Purchaser shall have no duty to inquire as to the acts and omissions of the Sellers’ Representative. In the event the Sellers’ Representative refuses to, or is no longer capable of, serving as the Sellers’ Representative hereunder, the Sellers by approval of those holders entitled to receive at least 65% of the Purchase Price hereunder shall promptly appoint a successor Sellers’ Representative who shall thereafter be a successor Sellers’ Representative hereunder and the Sellers’ Representative shall serve until such successor is duly appointed and qualified to act hereunder.

Section 9.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsperson will be applied against any party to this Agreement.

Section 9.17 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

* * * *

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

SOLOMON TECHNOLOGIES, INC.

By:	/s/ Peter W. DeVecchis, Jr.
Name: Peter W. DeVecchis, Jr.
Title: President

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

COMPANY:

TECHNIPOWER LLC

/s/ Anthony F. Intino, II
By: Anthony F. Intino, II
Its: President & CEO

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

MEMBER:

POWER DESIGNS, INC.

/s/ Anthony F. Intino, II
By: Anthony F. Intino, II
Its: President

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

MEMBER:

INTEGRATED POWER SYSTEMS LLC

/s/ Stanley Young
By: Stanley Young
Its: President

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

MEMBER:

THE VANTAGE PARTNERS

/s/ Anthony F. Intino, II
By: Anthony F. Intino, II
Its: President

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

/s/ Michael D’Amelio
Michael D’Amelio

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

JMC VENTURE PARTNERS LLC

/s/ G. Lawrence Bero
By: G. Lawrence Bero
Its: Treasurer

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

INTERNATIONAL CAPITAL PARTNERS LLC

/s/ Jonathan Betts
By: Jonathan Betts
Its: Managing Member

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

/s/ Jonathan Betts
Jonathan Betts

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

/s/ Gary Laskowski
Gary Laskowski

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

WOODLAKEN LLC

/s/ Gary Laskowski
By: Gary Laskowski
Its: A Manager

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

BRIL CORPORATION PROFIT SHARING PLAN

/s/ Gary Laskowski
By: Gary Laskowski
Its: A Manager

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

/s/ Shannon LeRoy
Shannon LeRoy

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

/s/ Mark Sadinsky
Mark Sadinsky

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

/s/ Raymond Joslin
Raymond Joslin

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

ESTATE OF ROBERT SPARACINO

/s/ Marguerite R. Sparacino
By: Marguerite R. Sparacino
Its: Executrix

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

WARRANTHOLDER:

HALSTEAD LLC

/s/ Ric Ogden
By: Ric Ogden
Its: Manager, Halstead

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

CAU Holder:

/s/ Mariano Moran
Mariano Moran

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

CAU Holder:

/s/ Allison E. Bertorelli
Allison E. Bertorelli

SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day and year first above written.

CAU Holder:

/s/ Anthony F. Intino, II
Anthony F. Intino, II

ANNEX A

Sellers; Allocation of Purchase Price

See Attached